Exhibit 99.1

PerkinElmer Announces Financial Results for the Fourth Quarter and Full Year 2017

  Fourth Quarter 2017 GAAP revenue growth of 13% to $642 million; 6% organic revenue growth excluding EUROIMMUN
  Fourth Quarter 2017 GAAP losses per share from continuing operations of $0.35; Adjusted earnings per share of $0.97, an increase of 17%
  Completes EUROIMMUN acquisition
  Initiates FY 2018 GAAP earnings per share guidance of $2.28 from continuing operations; Adjusted EPS guidance of $3.50, an increase of 21%

WALTHAM, Mass.--(BUSINESS WIRE)--January 25, 2018--PerkinElmer, Inc. (NYSE: PKI), a global leader committed to innovating for a healthier world, today reported financial results for the fourth quarter and full year ended December 31, 2017.

Fourth Quarter 2017

The Company reported GAAP losses per share from continuing operations of $0.35, including the impact of the Tax Cuts and Jobs Act of 2017, as compared to GAAP earnings per share from continuing operations of $0.57 in the fourth quarter of 2016. GAAP revenue for the quarter was $641.6 million, as compared to $566.8 million in the fourth quarter of 2016. GAAP operating income from continuing operations for the quarter was $97.4 million, as compared to $80.4 million in the fourth quarter of 2016. GAAP operating profit margin was 15.2% as a percentage of revenue.

Adjusted earnings per share from continuing operations for the quarter was $0.97, as compared to $0.83 in the fourth quarter of 2016. Adjusted revenue for the quarter was $641.8 million, as compared to $567.0 million in the fourth quarter of 2016. Adjusted operating income from continuing operations for the quarter was $137.0 million, as compared to $120.6 million for the same period a year ago. Adjusted operating profit margin was 21.4% as a percentage of adjusted revenue.

Full Year 2017

The Company reported GAAP earnings per share from continuing operations of $1.42, including the impact of the Tax Cuts and Jobs Act of 2017, as compared to $1.96 in 2016. GAAP revenue for the year was $2.257 billion, as compared to $2.116 billion in 2016. GAAP operating income from continuing operations for the year was $304.8 million, as compared to $283.1 million in 2016. GAAP operating profit margin was 13.5% as a percentage of revenue.

Adjusted earnings per share from continuing operations for the year was $2.90, as compared to $2.60 in 2016. Adjusted revenue for the year was $2.258 billion, as compared to $2.116 billion in 2016. Adjusted operating income for the year was $427.7 million, as compared to $393.6 million in 2016. Adjusted operating profit margin was 18.9% as a percentage of adjusted revenue.

Adjustments for the Company's non-GAAP financial measures have been noted in the attached reconciliations.

“It was a strong finish to a very good year as we not only delivered solid financial results but also made meaningful strategic moves that have improved the growth and competitive strength of our businesses,” said Robert Friel, chairman and chief executive officer of PerkinElmer. “With the completion of the EUROIMMUN transaction, we enter 2018 with an improved portfolio, wider reach and a more capable organization thereby increasing the positive impact we have on global health while continuing to create value for our shareholders.”

Financial Overview by Reporting Segment for the Fourth Quarter and Full Year 2017

Discovery & Analytical Solutions

  Fourth quarter 2017 revenue of $448.2 million, as compared to $409.9 million for the comparable prior period. Reported revenue increased 9% and organic revenue increased 6.5%. Full year 2017 revenue of $1.578 billion, as compared to $1.513 billion in 2016. Full year 2017 reported and organic revenues increased 4%.
  Fourth quarter 2017 operating income of $77.0 million, as compared to operating income of $69.7 million for the comparable prior period. Full year 2017 operating income of $206.7 million, as compared to operating income of $196.8 million for 2016.
  Fourth quarter 2017 adjusted operating income of $93.7 million, as compared to $82.9 million in the comparable prior period. Fourth quarter 2017 adjusted operating profit margin was 20.9% as a percentage of revenue, as compared to 20.2% in the fourth quarter of 2016. Full year 2017 adjusted operating income of $270.9 million, as compared to adjusted operating income of $255.9 million for 2016. Full year 2017 adjusted operating profit margin was 17.2% as a percentage of revenue, as compared to 16.9% in 2016.

Diagnostics

  Fourth quarter 2017 revenue of $193.4 million, as compared to $156.8 million for the comparable prior period. Fourth quarter 2017 reported revenue increased 23% and organic revenue excluding EUROIMMUN increased 6%. Full year 2017 revenue of $678.5 million, as compared to $602.5 million in 2016. Full year 2017 reported revenue increased 13% and organic revenue excluding EUROIMMUN increased 5%.
  Fourth quarter 2017 operating income of $34.5 million, as compared to $36.3 million for the comparable prior period. Full year 2017 operating income of $149.6 million, as compared to operating income of $149.6 million for 2016.
  Fourth quarter 2017 adjusted operating income of $59.5 million, as compared to $48.1 million for the comparable prior period. Fourth quarter 2017 adjusted operating profit margin was 30.8% as a percentage of adjusted revenue, as compared to 30.6% in the fourth quarter of 2016. Full year 2017 adjusted operating income of $210.4 million, as compared to adjusted operating income of $185.8 million for 2016. Full year 2017 adjusted operating profit margin was 31.0% as a percentage of adjusted revenue, as compared to 30.8% in 2016.

Financial Guidance – Full Year 2018

For the full year 2018, the Company forecasts GAAP earnings per share from continuing operations of $2.28 and on a non-GAAP basis, which is expected to include the adjustments noted in the attached reconciliation, adjusted earnings per share of $3.50.

Conference Call Information

The Company will discuss its fourth quarter and full year 2017 results and its outlook for business trends in a conference call on January 25, 2018 at 5:00 p.m. Eastern Time. To access the call, please dial (541) 797-2422 prior to the scheduled conference call time and provide the access code 5294434.

A live audio webcast of the call will be available on the Investor section of the Company’s Web site, www.perkinelmer.com. Please go to the site at least 15 minutes prior to the call in order to register, download, and install any necessary software. An archived version of the webcast will be posted on the Company’s Web site for a two week period beginning approximately two hours after the call.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures. The reasons that we use these measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below following our GAAP financial statements.

Factors Affecting Future Performance

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share, cash flow and revenue growth and other financial results, developments relating to our customers and end-markets, and plans concerning business development opportunities, acquisitions and divestitures. Words such as "believes," "intends," "anticipates," "plans," "expects," "projects," "forecasts," "will" and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on management's current assumptions and expectations and no assurances can be given that our assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation: (1) markets into which we sell our products declining or not growing as anticipated; (2) fluctuations in the global economic and political environments; (3) our failure to introduce new products in a timely manner; (4) our ability to execute acquisitions and license technologies, or to successfully integrate acquired businesses such as EUROIMMUN and licensed technologies into our existing business or to make them profitable, or successfully divest businesses; (5) our failure to adequately protect our intellectual property; (6) the loss of any of our licenses or licensed rights; (7) our ability to compete effectively; (8) fluctuation in our quarterly operating results and our ability to adjust our operations to address unexpected changes; (9) significant disruption in third-party package delivery and import/export services or significant increases in prices for those services; (10) disruptions in the supply of raw materials and supplies; (11) the manufacture and sale of products exposing us to product liability claims; (12) our failure to maintain compliance with applicable government regulations; (13) regulatory changes; (14) our failure to comply with healthcare industry regulations; (15) economic, political and other risks associated with foreign operations; (16) our ability to retain key personnel; (17) significant disruption in our information technology systems; (18) our ability to obtain future financing; (19) restrictions in our credit agreements; (20) the United Kingdom’s intention to withdraw from the European Union; (21) our ability to realize the full value of our intangible assets; (22) significant fluctuations in our stock price; (23) reduction or elimination of dividends on our common stock; and (24) other factors which we describe under the caption "Risk Factors" in our most recent quarterly report on Form 10-Q and in our other filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About PerkinElmer

PerkinElmer, Inc. is a global leader focused on innovating for a healthier world. The Company reported revenue of approximately $2.3 billion in 2017, has about 11,000 employees serving customers in more than 150 countries, and is a component of the S&P 500 Index. Additional information is available through 1-877-PKI-NYSE, or at www.perkinelmer.com.

PerkinElmer, Inc. and Subsidiaries
CONDENSED CONSOLIDATED INCOME STATEMENTS

	Three Months Ended		Twelve Months Ended
(In thousands, except per share data)	December 31, 2017	January 1, 2017	December 31, 2017	January 1, 2017

Revenue	$641,630	$566,770	$2,256,982	$2,115,517

Cost of revenue	334,535	290,607	1,183,951	1,102,164
Selling, general and administrative expenses	172,271	162,795	616,167	600,885
Research and development expenses	37,667	32,926	139,404	124,278
Restructuring and contract termination charges, net	(263)	-	12,657	5,124

Operating income from continuing operations	97,420	80,442	304,803	283,066

Interest income	(1,059)	(341)	(2,571)	(702)
Interest expense	11,430	10,750	43,940	41,528
Loss (gain) on disposition of businesses and assets, net	8	-	309	(5,562)
Other expense (income), net	6,152	847	(33,593)	3,734

Income from continuing operations, before income taxes	80,889	69,186	296,718	244,068

Provision for income taxes	119,333	6,897	139,828	28,362

(Loss) income from continuing operations	(38,444)	62,289	156,890	215,706

Income from discontinued operations, before income taxes	-	3,665	650	22,229
(Loss) gain on disposition of discontinued operations, before income taxes	(556)	-	179,615	619
Provision for income taxes on discontinued operations and dispositions	2,117	1,105	44,522	4,255

(Loss) gain from discontinued operations and dispositions	(2,673)	2,560	135,743	18,593

Net (loss) income	$(41,117)	$64,849	$292,633	$234,299

Diluted earnings per share:
(Loss) income from continuing operations	$(0.35)	$0.57	$1.42	$1.96

(Loss) gain from discontinued operations and dispositions	(0.02)	0.02	1.22	0.17

Net (loss) income	$(0.37)	$0.59	$2.64	$2.12

Weighted average shares of common stock outstanding	110,064	110,137	110,859	110,313
	basic	diluted	diluted	diluted

ABOVE PREPARED IN ACCORDANCE WITH GAAP

Additional Supplemental Information (1):
(per share, continuing operations)

GAAP EPS from continuing operations	$(0.35)	$0.57	$1.42	$1.96
Amortization of intangible assets	0.19	0.16	0.66	0.65
Purchase accounting adjustments	0.03	0.06	0.08	0.16
Significant litigation matter	0.02	-	0.02	-
Acquisition and divestiture-related costs	0.20	0.01	(0.08)	0.01
Disposition of businesses and assets, net	0.00	-	0.00	(0.05)
Mark to market on postretirement benefits	(0.02)	0.14	(0.02)	0.14
Restructuring and contract termination charges, net	(0.00)	-	0.11	0.05
Tax on above items	(0.07)	(0.10)	(0.27)	(0.31)
Impact of tax act	0.97	-	0.96	-
Adjusted EPS	$0.97	$0.83	$2.90	$2.60

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries
REVENUE AND OPERATING INCOME (LOSS)

		Three Months Ended		Twelve Months Ended
(In thousands, except percentages)		December 31, 2017	January 1, 2017	December 31, 2017	January 1, 2017

DAS	Reported revenue	$448,189	$409,944	$1,578,459	$1,512,984

	Reported operating income from continued operations	77,013	69,682	206,688	196,819
	OP%	17.2%	17.0%	13.1%	13.0%
	Amortization of intangible assets	13,224	13,018	50,677	53,342
	Purchase accounting adjustments	16	16	64	457
	Acquisition and divestiture-related costs	-	160	348	513
	Significant litigation matter	2,700	-	2,700	-
	Restructuring and contract termination charges, net	730	-	10,446	4,740
	Adjusted operating income	93,683	82,876	270,923	255,871
	Adjusted OP%	20.9%	20.2%	17.2%	16.9%

Diagnostics	Reported revenue	193,441	156,826	678,523	602,533
	Purchase accounting adjustments	189	184	745	711
	Adjusted Revenue	193,630	157,010	679,268	603,244

	Reported operating income from continued operations	34,531	36,345	149,636	149,577
	OP%	17.9%	23.2%	22.1%	24.8%
	Amortization of intangible assets	8,176	4,572	22,983	18,120
	Purchase accounting adjustments	2,753	6,703	9,153	16,955
	Acquisition and divestiture-related costs	15,080	441	26,448	725
	Restructuring and contract termination charges, net	(993)	-	2,211	384
	Adjusted operating income	59,547	48,061	210,431	185,761
	Adjusted OP%	30.8%	30.6%	31.0%	30.8%

Corporate	Reported operating loss	(14,124)	(25,585)	(51,521)	(63,330)
	Mark to market on postretirement benefits	(2,068)	15,290	(2,114)	15,287
	Adjusted operating loss	(16,192)	(10,295)	(53,635)	(48,043)

Continuing Operations	Reported revenue	$641,630	$566,770	$2,256,982	$2,115,517
	Purchase accounting adjustments	189	184	745	711
	Adjusted Revenue	641,819	566,954	2,257,727	2,116,228

	Reported operating income from continued operations	97,420	80,442	304,803	283,066
	OP%	15.2%	14.2%	13.5%	13.4%
	Amortization of intangible assets	21,400	17,590	73,660	71,462
	Purchase accounting adjustments	2,769	6,719	9,217	17,412
	Acquisition and divestiture-related costs	15,080	601	26,796	1,238
	Significant litigation matter	2,700	-	2,700	-
	Mark to market on postretirement benefits	(2,068)	15,290	(2,114)	15,287
	Restructuring and contract termination charges, net	(263)	-	12,657	5,124
	Adjusted operating income	$137,038	$120,642	$427,719	$393,589
	Adjusted OP%	21.4%	21.3%	18.9%	18.6%

	REPORTED REVENUE AND REPORTED OPERATING INCOME (LOSS) PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	December 31, 2017	January 1, 2017

Current assets:
Cash and cash equivalents	$202,134	$359,265
Accounts receivable, net	552,304	425,588
Inventories, net	351,675	246,847
Other current assets	93,952	99,246
Current assets of discontinued operations	-	58,985
Total current assets	1,200,065	1,189,931

Property, plant and equipment:
At cost	630,919	427,903
Accumulated depreciation	(332,853)	(282,409)
Property, plant and equipment, net	298,066	145,494
Intangible assets, net	1,366,940	420,224
Goodwill	2,982,198	2,247,966
Other assets, net	244,304	204,679
Long-term assets of discontinued operations	-	68,389
Total assets	$6,091,573	$4,276,683

Current liabilities:
Current portion of long-term debt	$215,504	$1,172
Accounts payable	222,093	168,033
Short-term accrued restructuring and contract termination charges	8,759	7,479
Accrued expenses and other current liabilities	496,927	399,700
Current liabilities of discontinued operations	2,102	26,971
Total current liabilities	945,385	603,355

Long-term debt	1,790,605	1,045,254
Long-term liabilities	852,395	459,544
Long-term liabilities of discontinued operations	-	14,960
Total liabilities	3,588,385	2,123,113

Total stockholders' equity	2,503,188	2,153,570
Total liabilities and stockholders' equity	$6,091,573	$4,276,683

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Twelve Months Ended
	December 31, 2017	January 1, 2017	December 31, 2017	January 1, 2017
	(In thousands)		(In thousands)

Operating activities:
Net (loss) income	$(41,117)	$64,849	$292,633	$234,299
Loss (gain) from discontinued operations and dispositions, net of income taxes	2,673	(2,560)	(135,743)	(18,593)
(Loss) income from continuing operations	(38,444)	62,289	156,890	215,706
Adjustments to reconcile income from continuing operations
to net cash provided by continuing operations:
Stock-based compensation	9,242	3,709	25,421	17,158
Restructuring and contract termination charges, net	(263)	-	12,657	5,124
Depreciation and amortization	29,493	25,465	105,000	99,972
Pension and other postretirement (benefits) expenses	(10,439)	14,511	(10,439)	14,511
Change in fair value of contingent consideration	602	6,505	2,162	16,183
Amortization of deferred debt financing costs and accretion of discounts	656	630	2,592	2,137
Losses (gains) on disposition of businesses and assets, net	8	-	309	(5,562)
Amortization of acquired inventory revaluation	1,948	-	6,188	396
Deferred taxes	25,277	(6,526)	28,854	(6,526)
Contingencies and non-cash tax matters	1,313	(291)	182	(291)
Changes in assets and liabilities which provided (used) cash, excluding effects from companies acquired:
Accounts receivable, net	(47,604)	(24,040)	(36,633)	(18,960)
Inventories	7,285	20,775	(17,923)	6,752
Accounts payable	46,791	24,852	34,331	30,716
Accrued expenses and other	102,233	14,707	(17,436)	(53,540)
Net cash provided by operating activities of continuing operations	128,098	142,586	292,155	323,776
Net cash provided by (used in) operating activities of discontinued operations	-	6,136	(3,702)	26,839
Net cash provided by operating activities	128,098	148,722	288,453	350,615

Investing activities:
Capital expenditures	(16,728)	(7,291)	(39,089)	(31,702)
Settlement of cash flow hedges	(23,879)	-	36,541	-
Purchases of investments	(10,783)	-	(10,783)	-
Proceeds from surrender of life insurance policies	-	-	45	44
Changes in restricted cash balances	-	(14,959)	17,218	(16,959)
Proceeds from disposition of businesses	1,100	-	1,100	21,000
Activity related to acquisitions, net of cash and cash equivalents acquired	(1,403,606)	-	(1,527,183)	(71,924)
Net cash used in investing activities of continuing operations	(1,453,896)	(22,250)	(1,522,151)	(99,541)
Net cash (used in) provided by investing activities of discontinued operations	-	(402)	272,779	(1,302)
Net cash used in investing activities	(1,453,896)	(22,652)	(1,249,372)	(100,843)

Financing Activities:
Payments on borrowings	(89,000)	(98,000)	(235,965)	(902,507)
Proceeds from borrowings	914,000	45,000	1,060,952	420,507
Proceeds from sale of senior debt	-	-	-	546,190
Payments of debt issuance costs	-	-	-	(7,868)
Settlement of cash flow hedges	(2,285)	(3,574)	(13,824)	(1,900)
Net payments on other credit facilities	(1,959)	(261)	(2,831)	(1,096)
Payments for acquisition-related contingent consideration	-	(42)	(8,940)	(155)
Proceeds from issuance of common stock under stock plans	4,000	2,337	18,004	14,418
Purchases of common stock	(354)	(161)	(3,834)	(151,801)
Dividends paid	(7,716)	(7,667)	(30,793)	(30,799)
Net cash provided by (used in) financing activities of continuing operations	816,686	(62,368)	782,769	(115,011)
Net cash used in financing activities of discontinued operations	-	-	(533)	-
Net cash provided by (used in) financing activities	816,686	(62,368)	782,236	(115,011)

Effect of exchange rate changes on cash and cash equivalents	1,758	(16,100)	21,552	(13,428)

Net (decrease) increase in cash and cash equivalents	(507,354)	47,602	(157,131)	121,333
Cash and cash equivalents at beginning of period	709,488	311,663	359,265	237,932
Cash and cash equivalents at end of period	$202,134	$359,265	$202,134	$359,265

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(In millions, except per share data and percentages)	PKI
	Three Months Ended
	December 31, 2017		January 1, 2017

Adjusted revenue:
Revenue	$641.6		$566.8
Purchase accounting adjustments	0.2		0.2
Adjusted revenue	$641.8		$567.0

Adjusted gross margin:
Gross margin	$307.1	47.9%	$276.2	48.7%
Amortization of intangible assets	7.9	1.2%	7.0	1.2%
Purchase accounting adjustments	2.2	0.3%	0.2	0.0%
Mark to market on postretirement benefits	0.2	0.0%	0.4	0.1%
Adjusted gross margin	$317.4	49.4%	$283.8	50.0%

Adjusted SG&A:
SG&A	$172.3	26.8%	$162.8	28.7%
Amortization of intangible assets	(13.4)	-2.1%	(10.6)	-1.9%
Purchase accounting adjustments	(0.6)	-0.1%	(6.5)	-1.2%
Acquisition and divestiture-related expenses	(15.1)	-2.4%	(0.6)	-0.1%
Significant litigation matter	(2.7)	-0.4%	-	0.0%
Mark to market on postretirement benefits	2.2	0.3%	(14.9)	-2.6%
Adjusted SG&A	$142.7	22.2%	$130.2	23.0%

Adjusted R&D:
R&D	$37.7	5.9%	$32.9	5.8%
Amortization of intangible assets	(0.1)	0.0%	(0.0)	0.0%
Mark to market on post-retirement benefits	0.1	0.0%	0.0	0.0%
Adjusted R&D	$37.7	5.9%	$32.9	5.8%

Adjusted operating income:
Operating income	$97.4	15.2%	$80.4	14.2%
Amortization of intangible assets	21.4	3.3%	17.6	3.1%
Purchase accounting adjustments	2.8	0.4%	6.7	1.2%
Acquisition and divestiture-related expenses	15.1	2.4%	0.6	0.1%
Significant litigation matter	2.7	0.4%	-	0.0%
Mark to market on postretirement benefits	(2.1)	-0.3%	15.3	2.7%
Restructuring and contract termination charges, net	(0.3)	0.0%	-	0.0%
Adjusted operating income	$137.0	21.4%	$120.6	21.3%

	PKI
		Three Months Ended
	December 31, 2017		January 1, 2017

Adjusted EPS:
GAAP EPS	$(0.37)		$0.59
Discontinued operations, net of income taxes	(0.02)		0.02
GAAP EPS from continuing operations	(0.35)		0.57
Amortization of intangible assets	0.19		0.16
Purchase accounting adjustments	0.03		0.06
Significant litigation matter	0.02		-
Acquisition and divestiture-related expenses	0.20		0.01
Gain on disposition of businesses and assets, net	0.00		-
Mark to market on postretirement benefits	(0.02)		0.14
Restructuring and contract termination charges, net	(0.00)		-
Tax on above items	(0.07)		(0.10)
Impact of tax act	0.97		-
Adjusted EPS	$0.97		$0.83

	DAS
		Three Months Ended
	December 31, 2017		January 1, 2017

Adjusted revenue:
Revenue	$448.2		$409.9

Adjusted operating income:
Operating income	$77.0	17.2%	$69.7	17.0%
Amortization of intangible assets	13.2	3.0%	13.0	3.2%
Purchase accounting adjustments	0.0	0.0%	0.0	0.0%
Acquisition and divestiture-related expenses	-	0.0%	0.2	0.0%
Significant litigation matter	2.7	0.6%	-	0.0%
Restructuring and contract termination charges, net	0.7	0.2%	-	0.0%
Adjusted operating income	$93.7	20.9%	$82.9	20.2%

	Diagnostics
	Three Months Ended
	December 31, 2017		January 1, 2017

Revenue:
Revenue	$193.4		$156.8
Purchase accounting adjustments	0.2		0.2
Adjusted revenue	$193.6		$157.0

Adjusted operating income:
Operating income	$34.5	17.9%	$36.3	23.2%
Amortization of intangible assets	8.2	4.2%	4.6	2.9%
Purchase accounting adjustments	2.8	1.4%	6.7	4.3%
Acquisition and divestiture-related expenses	15.1	7.8%	0.4	0.3%
Restructuring and contract termination charges, net	(1.0)	-0.5%	-	0.0%
Adjusted operating income	$59.5	30.8%	$48.1	30.6%

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(In millions, except per share data and percentages)	PKI
	Twelve Months Ended
	December 31, 2017		January 1, 2017

Adjusted revenue:
Revenue	$2,257.0		$2,115.5
Purchase accounting adjustments	0.7		0.7
Adjusted revenue	$2,257.7		$2,116.2

Adjusted gross margin:
Gross margin	$1,073.0	47.5%	$1,013.4	47.9%
Amortization of intangible assets	29.3	1.3%	30.3	1.4%
Purchase accounting adjustments	7.0	0.3%	1.2	0.1%
Mark to market on postretirement benefits	0.1	0.0%	0.4	0.0%
Adjusted gross margin	$1,109.4	49.1%	$1,045.2	49.4%

Adjusted SG&A:
SG&A	$616.2	27.3%	$600.9	28.4%
Amortization of intangible assets	(44.1)	-2.0%	(40.7)	-1.9%
Purchase accounting adjustments	(2.2)	-0.1%	(16.2)	-0.8%
Acquisition and divestiture-related expenses	(26.8)	-1.2%	(1.2)	-0.1%
Significant litigation matter	(2.7)	-0.1%	-	0.0%
Mark to market on postretirement benefits	2.2	0.1%	(14.9)	-0.7%
Adjusted SG&A	$542.6	24.0%	$527.8	24.9%

Adjusted R&D:
R&D	$139.4	6.2%	$124.3	5.9%
Amortization of intangible assets	(0.3)	0.0%	(0.5)	0.0%
Mark to market on postretirement benefits	0.1	0.0%	0.0	0.0%
Adjusted R&D	$139.2	6.2%	$123.8	5.8%

Adjusted operating income:
Operating income	$304.8	13.5%	$283.1	13.4%
Amortization of intangible assets	73.7	3.3%	71.5	3.4%
Purchase accounting adjustments	9.2	0.4%	17.4	0.8%
Acquisition and divestiture-related expenses	26.8	1.2%	1.2	0.1%
Significant litigation matter	2.7	0.1%	-	0.0%
Mark to market on postretirement benefits	(2.1)	-0.1%	15.3	0.7%
Restructuring and contract termination charges, net	12.7	0.6%	5.1	0.2%
Adjusted operating income	$427.7	18.9%	$393.6	18.6%

	PKI
	Twelve Months Ended
	December 31, 2017		January 1, 2017

Adjusted EPS:
GAAP EPS	$2.64		$2.12
Discontinued operations	1.22		0.17
GAAP EPS from continuing operations	1.42		1.96
Amortization of intangible assets	0.66		0.65
Purchase accounting adjustments	0.08		0.16
Significant litigation matter	0.02		-
Acquisition and divestiture-related expenses	(0.08)		0.01
Gain on disposition of businesses and assets, net	0.00		(0.05)
Mark to market on postretirement benefits	(0.02)		0.14
Restructuring and contract termination charges, net	0.11		0.05
Tax on above items	(0.27)		(0.31)
Impact of tax act	0.96		-
Adjusted EPS	$2.90		$2.60

	PKI
			Twelve Months Ended
			December 30, 2018
Adjusted EPS:			Projected
GAAP EPS from continuing operations			$2.28
Amortization of intangible assets			1.26
Purchase accounting adjustments			0.26
Acquisition and divestiture-related expenses			0.17
Tax on above items			(0.47)
Adjusted EPS			$3.50

	DAS
	Twelve Months Ended
	December 31, 2017		January 1, 2017

Adjusted revenue:
Revenue	$1,578.5		$1,513.0

Adjusted operating income:
Operating income	$206.7	13.1%	$196.8	13.0%
Amortization of intangible assets	50.7	3.2%	53.3	3.5%
Purchase accounting adjustments	0.1	0.0%	0.5	0.0%
Acquisition and divestiture-related expenses	0.3	0.0%	0.5	0.0%
Significant litigation matter	2.7	0.2%	-	0.0%
Restructuring and contract termination charges, net	10.4	0.7%	4.7	0.3%
Adjusted operating income	$270.9	17.2%	$255.9	16.9%

	Diagnostics
	Twelve Months Ended
	December 31, 2017		January 1, 2017

Revenue:
Revenue	$678.5		$602.5
Purchase accounting adjustments	0.7		0.7
Adjusted revenue	$679.3		$603.2

Adjusted operating income:
Operating income	$149.6	22.1%	$149.6	24.8%
Amortization of intangible assets	23.0	3.4%	18.1	3.0%
Purchase accounting adjustments	9.2	1.3%	17.0	2.8%
Acquisition and divestiture-related expenses	26.4	3.9%	0.7	0.1%
Restructuring and contract termination charges, net	2.2	0.3%	0.4	0.1%
Adjusted operating income	$210.4	31.0%	$185.8	30.8%

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

PKI
Three Months Ended
December 31, 2017
Organic revenue growth excluding EUROIMMUN:
Reported revenue growth	13%
Less: effect of foreign exchange rates	3%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	4%
Organic revenue growth excluding EUROIMMUN	6%

DAS
Three Months Ended
December 31, 2017
Organic revenue growth:
Reported revenue growth	9%
Less: effect of foreign exchange rates	3%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth	7%

Diagnostics
Three Months Ended
December 31, 2017
Organic revenue growth excluding EUROIMMUN:
Reported revenue growth	23%
Less: effect of foreign exchange rates	3%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	14%
Organic revenue growth excluding EUROIMMUN	6%

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

PKI
Twelve Months Ended
December 31, 2017
Organic revenue growth excluding EUROIMMUN:
Reported revenue growth	7%
Less: effect of foreign exchange rates	0%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	3%
Organic revenue growth excluding EUROIMMUN	4%

DAS
Twelve Months Ended
December 31, 2017
Organic revenue growth:
Reported revenue growth	4%
Less: effect of foreign exchange rates	0%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth	4%

Diagnostics
Twelve Months Ended
December 31, 2017
Organic revenue growth excluding EUROIMMUN:
Reported revenue growth	13%
Less: effect of foreign exchange rates	1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	7%
Organic revenue growth excluding EUROIMMUN	5%

(1) amounts may not sum due to rounding

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with GAAP. However, management believes that, in order to more fully understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash, non-recurring or other items, which result from facts and circumstances that vary in frequency and impact on continuing operations. Accordingly, we present non-GAAP financial measures as a supplement to the financial measures we present in accordance with GAAP. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by adjusting for certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management's ability to make useful forecasts. Management believes these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

We use the term “adjusted revenue” to refer to GAAP revenue, including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We use the related term “adjusted revenue growth” to refer to the measure of comparing current period adjusted revenue with the corresponding period of the prior year.

We use the term “organic revenue” to refer to GAAP revenue, excluding the effect of foreign currency changes and including acquisitions growth from the comparable prior period, and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We also exclude the impact of sales from divested businesses by deducting the effects of divested business revenue from the current and prior periods. We use the related term “organic revenue growth” to refer to the measure of comparing current period organic revenue with the corresponding period of the prior year.

We use the term “adjusted gross margin” to refer to GAAP gross margin, excluding amortization of intangible assets, inventory fair value adjustments related to business acquisitions, and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to business combination accounting rules. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We use the related term “adjusted gross margin percentage” to refer to adjusted gross margin as a percentage of adjusted revenue.

We use the term “adjusted SG&A expense” to refer to GAAP SG&A expense, excluding amortization of intangible assets, purchase accounting adjustments, acquisition and divestiture-related expenses, significant litigation matters and significant environmental charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We use the related term “adjusted SG&A percentage” to refer to adjusted SG&A expense as a percentage of adjusted revenue.

We use the term “adjusted R&D expense” to refer to GAAP R&D expense, excluding amortization of intangible assets. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We use the related term “adjusted R&D percentage” to refer to adjusted R&D expense as a percentage of adjusted revenue.

We use the term “adjusted operating income,” to refer to GAAP operating income, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding amortization of intangible assets, other purchase accounting adjustments, acquisition and divestiture-related expenses, significant litigation matters, significant environmental charges, and restructuring and contract termination charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We use the related terms “adjusted operating profit percentage,” “adjusted operating profit margin,” or “adjusted operating margin” to refer to adjusted operating income as a percentage of adjusted revenue.

We use the term “adjusted earnings per share,” or “adjusted EPS,” to refer to GAAP earnings per share, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding discontinued operations, amortization of intangible assets, other purchase accounting adjustments, acquisition and divestiture-related expenses, significant litigation matters, significant environmental charges, disposition of businesses and assets, net, and restructuring and contract termination charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We also adjust for any tax impact related to the above items.

Management includes or excludes the effect of each of the items identified below in the applicable non-GAAP financial measure referenced above for the reasons set forth below with respect to that item:

  Amortization of intangible assets— purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.
  Revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules—accounting rules require us to account for the fair value of revenue from contracts assumed in connection with our acquisitions. As a result, our GAAP results reflect the fair value of those revenues, which is not the same as the revenue that otherwise would have been recorded by the acquired entity. We include such revenue in our non-GAAP measures because we believe the fair value of such revenue does not accurately reflect the performance of our ongoing operations for the period in which such revenue is recorded.
  Other purchase accounting adjustments—accounting rules require us to adjust various balance sheet accounts, including inventory and deferred rent balances to fair value at the time of the acquisition. As a result, the expenses for these items in our GAAP results are not the same as what would have been recorded by the acquired entity. Accounting rules also require us to estimate the fair value of contingent consideration at the time of the acquisition, and any subsequent changes to the estimate or payment of the contingent consideration and purchase accounting adjustments are charged to expense or income. We exclude the impact of any changes to contingent consideration from our non-GAAP measures because we believe these expenses or benefits do not accurately reflect the performance of our ongoing operations for the period in which such expenses or benefits are recorded.
  Acquisition and divestiture-related expenses—we incur legal, due diligence, stay bonuses, interest expense, foreign exchange gains and losses, significant acquisition integration expenses and other costs related to acquisitions and divestitures. We exclude these expenses from our non-GAAP measures because we believe they do not reflect the performance of our ongoing operations.
  Restructuring and contract termination charges—restructuring and contract termination expenses consist of employee severance and other exit costs as well as the cost of terminating certain lease agreements or contracts. Management does not believe such costs accurately reflect the performance of our ongoing operations for the period in which such costs are reported.
  Adjustments for mark-to-market accounting on post-retirement benefits—we exclude adjustments for mark-to-market accounting on post-retirement benefits, and therefore only our projected costs are used to calculate our non-GAAP measures. We exclude these adjustments because they do not represent what we believe our investors consider to be costs of producing our products, investments in technology and production, and costs to support our internal operating structure.
  Significant litigation matters—we incurred expenses related to significant litigation matters. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
  Significant environmental charges—we incurred expenses related to significant environmental charges. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
  Disposition of businesses and assets, net—we exclude the impact of gains or losses from the disposition of businesses and assets from our adjusted earnings per share. Management does not believe such gains or losses accurately reflect the performance of our ongoing operations for the period in which such gains or losses are reported.
  Impact of foreign currency changes on the current period—we exclude the impact of foreign currency from these measures by using the prior period’s foreign currency exchange rates for the current period because foreign currency exchange rates are subject to volatility and can obscure underlying trends.

The tax effect for discontinued operations is calculated based on the authoritative guidance in the Financial Accounting Standards Board’s Accounting Standards Codification 740, Income Taxes. The tax effect for amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions and divestitures, significant litigation matters, significant environmental charges, adjustments for mark-to-market accounting on post-retirement benefits, disposition of businesses and assets, net, restructuring and contract termination charges, and the revenue from contracts acquired with various acquisitions is calculated based on operational results and applicable jurisdictional law, which contemplates tax rates currently in effect to determine our tax provision. The tax effect for the impact from foreign currency exchange rates on the current period is calculated based on the average rate currently in effect to determine our tax provision.

The non-GAAP financial measures described above are not meant to be considered superior to, or a substitute for, our financial statements prepared in accordance with GAAP. There are material limitations associated with non-GAAP financial measures because they exclude charges that have an effect on our reported results and, therefore, should not be relied upon as the sole financial measures by which to evaluate our financial results. Management compensates and believes that investors should compensate for these limitations by viewing the non-GAAP financial measures in conjunction with the GAAP financial measures. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies.

Each of the non-GAAP financial measures listed above is also used by our management to evaluate our operating performance, communicate our financial results to our Board of Directors, benchmark our results against our historical performance and the performance of our peers, evaluate investment opportunities including acquisitions and discontinued operations, and determine the bonus payments for senior management and employees.

CONTACT:
PerkinElmer, Inc.
Investor Relations:
Tommy J. Thomas, CPA, 781-663-5889
tommy.thomas@perkinelmer.com
or
Fara Goldberg, 781-663-5699
fara.goldberg@perkinelmer.com